Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-160495) and on Form S-8 (No. 333-162111, No. 333-153674, No. 333-139856, No. 333-42879, No. 333-137546, No. 333-130452, No. 333-116991, No. 333-39754, No. 333-83463, No. 333-81447, No. 333-26177) of Gerber Scientific, Inc. of our report dated June 29, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
June 29, 2011